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                                                                  Exhibit 5.1



                                               April 25, 1997

Crown Cork & Seal Company, Inc.
One Crown Way
Philadelphia, PA  19154

                  Re:      Crown Cork & Seal Company, Inc.
                           Registration Statement on Form S-8

Gentlemen and Ladies:

     We have acted as counsel to Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock, par value $5.00 per share (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC").

     The Registration Statement relates to the issuance and sale of up to 4,000,000 shares of Common Stock pursuant to the Company's 1994 Stock-Based Incentive Compensation Plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is our opinion that the Common Stock, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

     Our opinion contained herein relates solely to the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

     Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            DECHERT PRICE & RHOADS








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